                                  EXHIBIT (16)



                 COMPUTATION OF PERFORMANCE DATA (FOR THE YEARS
                            ENDED DECEMBER 31, 1995)

Annual Report Calculations
Equity

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                    Fund                                                           Retirement          Fund            Fund
      Year           ROR          Value         TOP A       TOP B       TOP +       Advantage       Cumulative      Annualized
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    12/31/68                    10.000000       8.82%       8.88%       9.18%         8.70%          1267.64%         10.17%
    12/31/69       1.0090       10.090000
    12/31/70       1.0763       10.859867
    12/31/71       1.0766       11.691733
    12/31/72       1.1340       13.258425
    12/31/73       0.8989       11.917998
    12/31/74       0.8047       9.590413
    12/31/75       1.1985       11.494110
    12/31/76       1.1680       13.425121
    12/31/77       0.9116       12.238340
    12/31/78       1.0726       13.126844
    12/31/79       1.1587       15.210074
    12/31/80       1.4147       21.517691
    12/31/81       0.9707       20.887223
    12/31/82       1.2874       26.890211
    12/31/83       1.1849       31.862211
    12/31/84       0.9912       31.581823
    12/31/85       1.2369       39.063557      11.96%      12.02%      12.33%        11.83%           250.11%         13.35%
    12/31/86       1.2331       48.169272
    12/31/87       1.1082       53.381187
    12/31/88       1.1503       61.404380
    12/31/89       1.2321       75.656336
    12/31/90       0.9614       72.736002      12.07%      12.13%      12.44%        11.94%           88.03%          13.46%
    12/31/91       1.2018       87.414127
    12/31/92       1.0754       94.005152
    12/31/93       1.1409      107.250478
    12/31/94       1.0025      107.518604      25.65%      25.71%      26.07%        25.51%           27.20%          27.20%
    12/31/95       1.2720      136.763665
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Money Market

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                    Fund                                                           Retirement          Fund            Fund
      Year           ROR          Value         TOP A       TOP B       TOP +       Advantage       Cumulative      Annualized
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     7/31/80                    10.000000       6.25%       6.31%       6.89%         6.13%           208.04%          7.57%
    12/31/80       1.0483       10.483000
    12/31/81       1.1625       12.186488
    12/31/82       1.1227       13.681770
    12/31/83       1.0861       14.859770
    12/31/84       1.1011       16.362093
    12/31/85       1.0775       17.630155       4.44%       4.50%       5.23%         4.33%           74.72%           5.74%
    12/31/86       1.0630       18.740855
    12/31/87       1.0628       19.917780
    12/31/88       1.0713       21.337918
    12/31/89       1.0889       23.234859
    12/31/90       1.0789       25.068089       2.93%       2.99%       3.28%         2.82%           22.88%           4.21%
    12/31/91       1.0554       26.456861
    12/31/92       1.0317       27.295544
    12/31/93       1.0274       28.043442
    12/31/94       1.0400       29.165179       4.32%       4.38%       4.67%         4.21%            5.62%           5.62%
    12/31/95       1.0562       30.804262
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Bond

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                    Fund                                                           Retirement          Fund            Fund
      Year           ROR          Value         TOP A       TOP B       TOP +       Advantage       Cumulative      Annualized
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    11/02/82                    10.000000       7.70%       7.77%       8.07%         7.59%           212.58%          9.05%
    12/31/82       1.0060       10.060000
    12/31/83       1.0263       10.324578
    12/31/84       1.1215       11.579014
    12/31/85       1.2153       14.071976       6.98%       7.04%       7.34%         6.86%           122.13%          8.31%
    12/31/86       1.1249       15.829566
    12/31/87       1.0081       15.957785
    12/31/88       1.0674       17.033340
    12/31/89       1.1071       18.857611
    12/31/90       1.0782       20.332276       7.64%       7.70%       8.00%         7.53%           53.74%           8.98%
    12/31/91       1.1296       22.967339
    12/31/92       1.0754       24.699076
    12/31/93       1.1069       27.339407
    12/31/94       0.9616       26.289574      17.44%      17.50%      17.83%        17.31%           18.90%          18.90%
    12/31/95       1.1890       31.258304
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Omni
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                    Fund                                                           Retirement          Fund            Fund
      Year           ROR          Value         TOP A       TOP B       TOP +       Advantage       Cumulative      Annualized
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     9/10/84                    10.000000       9.31%       9.38%      10.22%         9.20%           232.74%         11.22%
    12/31/84       1.0374       10.374000
    12/31/85       1.1559       11.991307
    12/31/86       1.1794       14.142547       8.78%       8.84%       9.75%         8.66%           135.28%         10.75%
    12/31/87       0.9832       13.904952
    12/31/88       1.1503       15.994867
    12/31/89       1.1546       18.467673
    12/31/90       1.0191       18.820405      10.69%      10.75%      11.07%        10.58%           76.80%          12.07%
    12/31/91       1.1815       22.236309
    12/31/92       1.0860       24.148632
    12/31/93       1.1285       27.251731
    12/31/94       0.9947       27.107297      21.25%      21.31%      21.66%        21.12%           22.75%          22.75%
    12/31/95       1.2275       33.274207
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International
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                    Fund                                                           Retirement          Fund            Fund
      Year           ROR          Value         TOP A       TOP B       TOP +       Advantage       Cumulative      Annualized
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     5/03/93                    10.000000      15.41%      15.48%      15.80%        15.29%           51.38%          16.87%
    12/31/93       1.2496       12.496000
    12/31/94       1.0807       13.504427      10.73%      10.79%      11.10%        10.61%           12.10%          12.10%
    12/31/95       1.1210       15.138463
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Small Cap
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                    Fund                                                           Retirement          Fund            Fund
      Year           ROR          Value         TOP A       TOP B       TOP +       Advantage       Cumulative      Annualized
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     4/30/94                    10.000000      31.48%      31.56%      31.92%        31.34%           61.29%          33.18%
    12/31/94       1.2126       12.126000      31.38%      31.44%      31.82%        31.24%           33.01%          33.01%
    12/31/95       1.3301       16.128793
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Capital Appreciation
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                    Fund                                                           Retirement          Fund            Fund
      Year           ROR          Value         TOP A       TOP B       TOP +       Advantage       Cumulative      Annualized
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     4/30/94                    10.000000      14.59%      14.67%      14.97%        14.46%           28.17%          16.04%
    12/31/94       1.0453       10.453000      21.12%      21.18%      21.52%        20.98%           22.62%          22.62%
    12/31/95       1.2262       12.817469
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Aggressive Growth
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                    Fund                                                           Retirement          Fund            Fund
      Year           ROR          Value         TOP A       TOP B       TOP +       Advantage       Cumulative      Annualized
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     3/31/95                    10.000000      25.78%      25.84%      26.10%        25.68%           26.95%          37.53%
    12/31/95       1.2695       12.695000
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Global Contrarian
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                    Fund                                                           Retirement          Fund            Fund
      Year           ROR          Value         TOP A       TOP B       TOP +       Advantage       Cumulative      Annualized
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     3/31/95                    10.000000       7.89%       7.95%       8.16%         7.80%            8.89%          12.05%
    12/31/95       1.0889       10.889000
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